June 19, 2002



ACKNOWLEDGEMENT AGREEMENT (the "Agreement") BETWEEN:


                                 THINKPATH INC.
                55 University Avenue, Suite 400, Toronto, Ontario

                                       and

                          George Georgiou ("Georgiou")
              10065 Pineview Trail, Campbellville, Ontario, L0P 1B0


This Agreement serves to confirm that Thinkpath Inc. requires business advisory counsel from Georgiou.

Georgiou will receive consideration of 1,000,000 (one million) newly issued shares of THTH, plus 7% GST, which upon S-8 registration will only have volume restrictions. (sale of these shares restricted to the average of the last 4 weeks volume) Share certificates will be delivered by June 21, 2002 at 12:00 PM. The shares will be delivered as to the direction of Georgiou. Thinkpath will file an S-8 registration statement covering these shares no later than June 26th.

The consideration will be non-refundable.

Georgiou has not made any representations or warranties regarding this Agreement, including, but not limited to, a capital raising transaction.

The agreement is entered into and effective this 19th day of June 2002 and the parties hereto agree to enter into a definitive consulting agreement no later than June 24th, 2002.

/s/ DECLAN FRENCH                                  /S/ KELLY HANKINSON
-------------------------                          ----------------------------
Declan French, CEO                                 Kelly Hankinson, CFO
As authorized signatory of Thinkpath Inc.          As witness for Thinkpath Inc.
with the authority to bind the corporation

                          BUSINESS CONSULTING AGREEMENT



Between:

                Thinkpath Inc.

                                        (Hereinafter: The "Company")

                                                                    ON ONE PART;
                                                                    ------------

and:

                George Georgiou ,

                                        (Hereinafter: The "Business Consultant")

                                                             ON THE SECOND PART;
                                                             -------------------

           WHEREAS, the Company requires business advisory services and the Business Consultant will provide such services.

           WHEREAS, the Company therefore desires to retain the Business Consultant to assist the Company in providing those business advisory services and relating to strategic alternatives, corporate structuring, due diligence, mergers and acquisitions and negotiating with debtors and potential investors ("Services").

          WHEREAS the Business Consultant has agreed to provide the Services to the Company on the terms and conditions set forth in this Agreement.

          NOW THEREFORE in consideration of the premises and mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:


                                    ARTICLE 1

1          BUSINESS CONSULTANT'S AGREEMENT

              SECTION 1.1 APPOINTMENT OF BUSINESS CONSULTANT. The Company hereby appoints the Business Consultant to perform the Services for the benefit of the Company and the Company hereby authorizes the Business Consultant to exercise such powers as provided under this Agreement. The Business Consultant accepts such appointment on the terms and conditions herein set forth and agrees to provide the Services.

              SECTION 1.2 PERFORMANCE OF AGREEMENT. During the term of this Agreement, the Business Consultant shall devote reasonable time, attention, and ability to the business of the Company for the performance of the Services pursuant to this Agreement. Nothing contained herein shall be deemed to require the Business Consultant to devote his exclusive time, attention and ability to the business of the Company. During the term of this Agreement, the Business Consultant shall, and shall cause each of his agents assigned to performance of the Services on behalf of the Business Consultant, to:

                    a. at all times perform the Services faithfully, diligently, to the best of his abilities and in the best interests of the Company;

                    b. devote reasonable time, labor and attention to the business of the Company for the performance of the Services hereunder, and;

                    c. refrain from acting in any manner contrary to the best interests of the Company or contrary to the duties of the Business Consultant as contemplated herein.

              SECTION 1.3 AUTHORITY OF BUSINESS CONSULTANT. The Business Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

              SECTION 1.4 INDEPENDENT BUSINESS CONSULTANT. In performing the Services, the Business Consultant shall be an independent contractor and not an employee or agent of the Company, except that the Business Consultant shall be the agent of the Company solely in circumstances where the Business Consultant must be the agent to carry out his obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Business Consultant to provide the Services exclusively to the Company and the Business Consultant hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers under Ontario law on the Business Consultant's behalf and the Business Consultant or any of his agents shall not be entitled to the fringe benefits required by Ontario law and provided by the Company to its employees.




                                   ARTICLE 2

                              COMPANY'S AGREEMENTS


              SECTION 2.1 COMPENSATION OF BUSINESS CONSULTANT. As a result of the present inability of the Company to pay a cash fee for the Services to be provided by the Business Consultant, the Company shall, in lieu of a cash fee, compensate the Business Consultant by means of granting equity in the Company. The Company agrees to issue to the Business Consultant 1,000,000 (one million) common shares of Thinkpath Inc. which trade on Nasdaq small cap under the symbol THTH plus 7% Canadian Goods and Services Tax ("GST"). The Company further agrees to file an S-8 registration statement by June 26, 2002 to qualify and make free trading such issued shares, which shares shall be subject only to the volume sales restrictions outlined in Rule 144 under the Securities Act, 1933. The Business Consultant shall not be entitled to any cash compensation from the Company or any successor thereto save for the 7% GST.

                                    ARTICLE 3

                                      TERM

              SECTION 3.1 EFFECTIVE DATE. This Agreement shall become effective on June 24th 2002 (the "Effective Date"), and shall continue for a period of one
(1) year from the Effective Date or until Terminated pursuant to the terms of this Agreement ("Term").

              SECTION 3.2 TERMINATION. This Agreement may be terminated by either party at any time, with or without cause, upon written notice to that effect to the other party, provided that the Business Consultant will be entitled to his full fee outlined in section 2.1

              SECTION 3.3 DUTIES UPON TERMINATION. Upon termination of this Agreement for any reason, the Business Consultant shall promptly deliver, in accordance with the instructions of the Company, all documents pertaining to the Company or this Agreement, including but not limited to, all books of account, correspondence and contracts.

                                    ARTICLE 4

                                 CONFIDENTIALITY

              SECTION 4.1 CONFIDENTIALITY The Business Consultant shall not, except as authorized or required by his duties, reveal or divulge to any person or companies any of the trade secrets, secret or confidential operations, processes or dealings or any information concerning the organization, business, finances, transactions or other affairs of the Company, which may come to his knowledge during the term of this Agreement and shall keep in complete secrecy all confidential information entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss, either directly or indirectly, to the Company's business or may be likely so to do. This restriction shall continue to apply after the termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge, which may come into the public domain.

              The Business Consultant shall comply, and shall cause his agents to comply, with such directions, as the Company shall make to ensure the safeguarding or confidentiality of all such information. The Company may require that any agent of the Business Consultant execute an agreement with the Company regarding the confidentiality of all such information.

              SECTION 4.2 OTHER ACTIVITIES. The Business Consultant shall not be precluded from acting in a function similar to that contemplated under this Agreement for any other person, firm or company.

                                   ARTICLE 5

                                 MISCELLANEOUS

              SECTION 5.1 WAIVER; CONSENTS. No consent, approval or waiver, express or implied, by either party hereto, to or of any breach of default by the other party in the performance by the other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a general waiver by such party of its rights under this Agreement, and the granting of any consent or approval in any one instance by or on behalf of the Company shall not be construed to waiver or limit the need for such consent in any other or subsequent instance.

              SECTION 5.2 Governing Law; Jurisdiction. This Agreement and all matters arising thereunder shall be governed by the laws of the Province of Ontario

              SECTION 5.3 BINDING EFFECT; ASSIGNMENT; This Agreement and all of its provisions, rights and obligation shall be binding and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned by any party except with the written consent of the other party hereto provided however that any benefit and Compensation provided herein may be assigned without the consent of the other party hereto.

              SECTION 5.4 ENTIRE AGREEMENT AND MODIFICATION. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter hereof. To be effective any modification of this Agreement must be in writing and signed by the party to be charged thereby.

              SECTION 5.5 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included therein.

              SECTION 5.6 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

              SECTION 5.7 INDEMNITY. The Company, its directors and officers agree to indemnify and hold harmless Business Consultant to the full extent lawful against any and all claims, losses, damages, liabilities, costs and expenses arising out of, or related to, his role with The Company.

              SECTION 5.8 NOTICES. All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery, respectively addressed to the Company or the Business Consultant as follows:

The Company:  Thinkpath Inc...................The Business   George Georgiou,
              55 University Ave               Consultant:    10065 Pineview Tr.
              Suite 400,                                     Campbellville, ON
              Toronto Ontario M5J2H7                         L0P 1B0

Attention:     Declan French,
               CEO

              SECTION 5.8 FURTHER ASSURANCES. The parties hereto agree from time to time after the execution hereof to make, do, execute or cause or permit to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.


              IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the 24th day of June 2002.



Thinkpath Inc..                                    George Georgiou,





/S/ DECLAN FRENCH                                  /S/ GEORGE GEORGIOU
-------------------------------                    --------------------------
By Declan French                                   George Georgiou
      CEO                                          The Business Consultant





/S/ KELLY HANKINSON
-------------------------------
As Witness: Kelly Hankinson, CFO